UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GENESIS FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Wyoming	03-0377717
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11920 Southern Highlands Parkway, Suite 200 Las Vegas, Nevada	89141
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A Offering, check the following box. [  ]

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities contained under “Description of Securities” in the Registrant’s Registration Statement on Form SB-2/A, filed with the commission under File No. 333-103331 on October 22, 2003, is incorporated by reference into this registration statement, as updated by the Registrant’s annual report on Form 10-K for the year ended December 31, 2017 filed with the commission under File No.333-103331 on February 14, 2018.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form SB-2/A filed on April 20, 2003)

3.2	Amended and Restated Articles of Incorporation (filed as Exhibit 3.2 to the Company’s Registration Statement on Form SB-2/A filed on February 20, 2003)

3.3	Articles of Amendment (filed as Exhibit 3 to the Company Current Report on Form 8-K filed on November 21, 2017

3.4	Bylaws (filed as Exhibit 3.6 to the Company’s Registration Statement on Form SB-2/A filed on February 20, 2003)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENESIS FINANCIAL, INC.

Date: June 13, 2018	By:	/s/ Roy Rose
	Name:	Roy Rose
	Title:	Chief Executive Officer